UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

February 22, 2007
Date of Report (Date of earliest event reported)

Cherokee International Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50593	95-4745032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2841 Dow Avenue, Tustin, California		92780
(Address of principal executive offices)		(Zip Code)

(714) 544-6665
Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On February 22, 2007, Cherokee Electronica, S.A. de C.V. (“Cherokee Mexico”), a subsidiary of Cherokee International Corporation, a Delaware corporation (the “Company”), entered into a Purchase and Sale Agreement (the “Agreement”) with Inmobiliaria Hondarribia, S.A. de C.V. (the “Buyer”) for the sale of Cherokee Mexico’s 35,000-foot manufacturing facility in Guadalajara, Mexico.

The Agreement provides that the Buyer will pay Cherokee Mexico an aggregate purchase price of approximately US $1.2 million, of which approximately US $182,000 was paid on February 22, 2007 and approximately US $1.02 will be paid when the transaction closes on April 30, 2007. Cherokee Mexico expects to incur an immaterial amount of expenses in connection with the sale of the building, principally related to broker’s fees. Any amounts payable in connection with the sale of the building will be subtracted from proceeds of the sale.

The Purchase and Sale Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

10.1                         Purchase and Sale Agreement, dated as of February 22, 2007, by and between Cherokee Electronica, S.A. de C.V. and Inmobiliaria Hondarribia, S.A. de C.V.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEROKEE INTERNATIONAL CORPORATION

Date: February 28, 2007	By:	/s/ Linster W. Fox
		Name:	Linster W. Fox
		Title:	Executive Vice President,
Chief Financial Officer and Secretary